Exhibit 99.2

urban-gro Announces Closing of $62 Million Public Offering Including Full Exercise of Underwriter's Over-Allotment Option

Lafayette, CO (February 17, 2021) – urban-gro, Inc. (NASDAQ: UGRO) (“urban-gro” or the “Company”), a leading global horticulture company that engineers and designs commercial Controlled Environment Agriculture (“CEA”) facilities and integrates complex environmental equipment systems into these high-performance facilities, today announced the closing of its previously announced public offering of 6,210,000 shares of the Company’s common stock at a public offering price of $10.00 per share, which includes 810,000 shares sold upon full exercise of the underwriter's option to purchase additional shares. The gross proceeds from the offering, including the exercise of the over-allotment option, were $62,100,000 before deducting underwriting discounts, commissions and offering expenses.

The Company intends to use the net proceeds to support organic growth, to expand in the European CEA market, for general corporate purposes, including to fund potential future investments and acquisitions of companies that the Company believes will complement its business and growth strategy, and to repay certain outstanding indebtedness.

ThinkEquity, a division of Fordham Financial Management, Inc., acted as sole book-running manager for the offering.

A registration statement on Form S-1 relating to the shares was filed with the Securities and Exchange Commission (the “SEC”) and became effective on February 11, 2021 and an additional registration statement on Form S-1 relating to the offering was filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, which became effective upon filing. This offering was made only by means of a prospectus. Copies of the final prospectus relating to the offering may be obtained by contacting ThinkEquity, 17 State Street, 22nd Floor, New York, NY 10004, telephone (877) 436-3673, email: prospectus@think-equity.com. Investors may also obtain these documents at no cost by visiting the SEC's website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About urban-gro, Inc.

urban-gro, Inc. (NASDAQ: UGRO) is a leading engineering design and services company focused on the commercial horticulture market.  We engineer and design commercial Controlled Environment Agriculture (“CEA”) facilities and then integrate complex environmental equipment systems into these high-performance facilities.  Operating in the global market, our custom-tailored approach to design, procurement, and equipment integration provides a single point of accountability across all aspects of growing operations. Visit www.urban-gro.com to learn more.

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Safe Harbor Statement

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “intends,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. Such forward-looking statements are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected, including statements related to the demand for our services and products, our ability to manage the adverse effect brought on by the COVID-19 pandemic, our ability to execute on our strategic plans, our ability to achieve positive cash flows or profitability, our ability to achieve and maintain cost savings, the sufficiency of our liquidity and capital resources, and our ability to achieve our key initiatives for 2021. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

urban-gro Investor Relations Contact:

Jenene Thomas

Chief Executive Officer

JTC Team, LLC

T: 833.475.8247

investors@urban-gro.com

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